Exhibit 99

RPC, Inc. Announces Date for First Quarter 2017

Financial Results and Conference Call

ATLANTA, April 4, 2017 - RPC, Inc. (NYSE: RES) announced today that it will release its financial results for the first quarter ended March 31, 2017 on Wednesday, April 26, 2017 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, April 26, 2017 at 9:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 401-4668 or (719) 457-2603 for international callers, and use conference ID number 9131952. For interested individuals unable to join by telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.rpc.net. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the Internet at www.rpc.net.

For more information about RPC, Inc. and/or this presentation, please contact:

Ben M. Palmer

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Jim Landers

Vice President, Corporate Finance

404-321-2162

jlanders@rpc.net